Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2009 Incentive Plan, as Amended and Restated, of The Finish Line, Inc. of our reports dated April 26, 2016, with respect to the consolidated financial statements of The Finish Line, Inc. and the effectiveness of internal control over financial reporting of The Finish Line, Inc. included in its Annual Report (Form 10-K) for the year ended February 27, 2016, filed with the Securities and Exchange Commission.

Indianapolis, Indiana

July 28, 2016